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                                                                    EXHIBIT 10.4


                       RESTRICTED STOCK AWARD AGREEMENT
                       --------------------------------

          THIS AGREEMENT is made and entered into as of July 11, 2001, by and between CSX CORPORATION ("CSX"), a Virginia corporation, and JOHN W. SNOW (the "Recipient").

          WHEREAS, CSX and Recipient have agreed that Recipient shall continue to render services to CSX pursuant to an Employment and Consulting Agreement dated as of July 11, 2001 (the "Service Agreement"), and CSX wishes to create a further incentive for Recipient to render such services. (Capitalized terms used in this Agreement and not defined herein shall have the meanings given in the Service Agreement.)

          NOW, THEREFORE, in consideration of their mutual promises and undertakings, CSX and Recipient mutually agree as follows:

          1. In consideration for Recipient's agreement to remain an active employee of CSX, continuously during the Employment Period, and thereafter to render services during the Chairmanship Period, if any, the Recipient shall, as of July 11, 2001 (the "Grant Date"), receive a grant of 200,000 shares of restricted CSX Corporation common stock, $1 par value (the "Restricted Stock") under CSX's Omnibus Stock Incentive Plan (the "Plan"), the provisions of which are hereby incorporated by reference. In the event of any conflict between this Agreement and the Plan, the Agreement shall control. All or a portion of the Restricted Stock shall vest, and the restrictions applicable to such shares of Restricted Stock hereunder shall be lifted, on the date that is the "Vesting Date," as provided below in this Agreement. Except as provided otherwise below, the Vesting Date for all of the Restricted Stock shall be the earlier of the date on which the 2004 Annual Meeting occurs or June 1, 2004. CSX shall pay to Recipient an amount equal to dividends declared and payable on each of the shares of Restricted Stock from July 11, 2001, through the Vesting Date for such shares or the date on which it is forfeited, as applicable, net of applicable withholding taxes, as and when such dividends are paid to CSX shareholders generally.

          2. (a) If there occurs an Early Termination before the earlier of the date on which the 2004 Annual Meeting occurs or June 1, 2004, by reason of
(i) Recipient's termination of his employment with CSX during the Employment Period other than for Good Reason, (ii) Recipient's voluntary termination of his service during the Chairmanship Period (if any), or (iii) a termination by CSX for Cause, Recipient shall forfeit the Restricted Stock, this Agreement shall become null and void and CSX shall have no obligation as to vesting of any of the Restricted Stock and payment of any further monies pursuant to Section 1 of this Agreement.

          (b) If there occurs an Early Termination before the earlier of the date on which the 2004 Annual Meeting occurs or June 1, 2004, by reason of Recipient's death or Disability, the Date of Termination shall be the Vesting Date with respect to a number of shares of Restricted Stock determined by the following formula:

          (number of completed months from the Grant Date through the Date of Termination / 34) x 200,000

The remainder of the Restricted Stock shall be forfeited as of the Date of Termination and CSX shall have no obligation as to vesting of such forfeited Restricted Stock, nor any obligation to
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pay further monies pursuant to Section 1 of this Agreement with respect to any of the Restricted Stock.

          (c) If there occurs an Early Termination before the earlier of the date on which the 2004 Annual Meeting occurs or June 1, 2004, for any reason other than those provided for in Sections 2(a) and (b), the Date of Termination shall be the Vesting Date with respect to all shares of Restricted Stock.

          (d) Recipient shall be solely responsible for any and all federal, state, and local taxes which may be imposed on him as a result of his receipt of the Restricted Stock, the vesting thereof and his receipt of cash pursuant to
Section 1.

          3. In the event of any change (such as recapitalization, merger, consolidation, stock dividend, or otherwise) in the character or amount of CSX Corporation common stock, $1 par value, prior to vesting of the Restricted Stock pursuant to Section 1 of this Agreement, (a) the number of shares of Restricted Stock to which Recipient shall be entitled shall be the same as if he had actually owned the Restricted Stock without restriction at the time of such change, and (b) the amount of the cash to be paid to Recipient shall be the amount of dividends paid on the Restricted Stock following such change in the number of shares of Restricted Stock.

          4. In the event of any Change of Control the Vesting Date shall be deemed to have occurred as of the date of such Change of Control.

          5. Nothing in this Agreement shall be interpreted or construed to create a contract of employment between the Company and the Recipient. This Agreement is intended solely to provide Recipient an incentive to continue to render services to CSX, and Recipient acknowledges and agrees that the terms and conditions of his services CSX are governed exclusively by the Service Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of July 11, 2001.



RECIPIENT:                                  CSX CORPORATION

/s/ John W. Snow                            By: /s/ Mark G. Aron
-----------------------------                   -----------------------------
John W. Snow
                                            Title: Vice Chairman
                                                   --------------------------

                                            Date: October 26, 2001
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